Exhibit 10.41

Second Amendment

VICTORY CAPITAL MANAGEMENT INC.

DEFERRED COMPENSATION PLAN

WHEREAS, Victory Capital Management Inc. (“Employer”) has adopted and maintains the Victory Capital Management Inc. Deferred Compensation Plan (“Plan”) for the benefit of eligible employees;

WHEREAS, the Employer is permitted and desires to change the Definition of Compensation pursuant to Plan Section 8.2;

RESOLVED FURTHER, that Section 3.2(b) of the Plan is hereby restated to read as follows:

(b) Discretionary Amount. The amount of the Matching Employer Contributions, if any, shall be determined by the Employer in the Employer’s sole discretion. Without limitation, the Employer may limit the amount of Matching Employer Contributions to a set percentage of either the Participant’s Compensation or amount of Salary Deferral Contributions. Until a change is announced to Participants (which change shall be documented in an Amendment to the Plan before, on or after such announcement), the Matching Employer Contribution will equal the amount of each Participant’s Salary Deferral Contributions with respect to a Plan Year, with a maximum Matching Employer Contribution equal to 6% of the Participant’s Compensation for the Plan Year that exceeds the Section 401(a)(17) limit for such Plan Year. Notwithstanding, no Matching Employer Contribution shall be made for a Plan Year on Compensation for such Plan Year that exceeds $3,500,000.

Notwithstanding the foregoing, any Compensation that is attributable to incentive compensation or eligible bonus earned in the 2025 Plan Year and paid to a Participant in the 2026 Plan Year will be subject to a Matching Employer Contribution percentage of 5%, which was the Matching Employer Contribution percentage under the Plan document in effect during 2025, but only to the extent that the Participant’s total Compensation paid in 2026 (including any 2025 incentive compensation or bonus) exceeds the Section 401(a)(17) limit for the 2026 Plan Year. The maximum limit on Compensation that shall be used to calculate the Matching Employer Contribution shall remain at $3,500,000 for both the 2025 and 2026 Plan Years and all future Plan Years until changed in accordance with the Plan.

RESOLVED FURTHER, that Section 3.4(b)(i)(D) of the Plan is hereby restated to read as follows:

(D) For purposes of calculating Years of Service, employment with Amundi Holdings US, Inc., the parent company of Amundi US, Inc. (collectively, “Amundi”) prior to the Amundi Effective Date shall be treated as employment with the Employer. The “Amundi Effective Date” is April 1, 2025, the date the Employer acquired the stock of Amundi.

RESOLVED FURTHER, that Section 3.4(b)(i)(G) of the Plan is hereby removed completely.

RESOLVED FURTHER, that in all other respects the Plan is hereby modified and affirmed.

This Amendment is hereby adopted effective for Plan Years beginning on and after January 1, 2026.

Dated: __11/20/25________________

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ David Brown______________________

David Brown, CEO